UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2012 (October 24, 2012)

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OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
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Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

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2002 Summit Boulevard, 6th Floor
Atlanta, Georgia 30319

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 24, 2012, Ocwen Loan Servicing, LLC (“Ocwen”), the mortgage servicing arm and a wholly owned subsidiary of Ocwen Financial Corporation, and Walter Investment Management Corporation (“Walter”) jointly submitted the highest and best bid to acquire the mortgage servicing and origination platform assets of Residential Capital, LLC (“ResCap”) in a auction sponsored by the U.S. Bankruptcy Court.

Ocwen and Walter presented a winning bid of $3 billion, with Ocwen’s portion of the bid equal to approximately $2.46 billion.  Of that $2.46 billion, approximately $0.83 billion is for mortgage servicing rights, master servicing contracts and subservicing contracts.  The remaining $1.63 billion is largely for advances, which would be purchased at a discount to par value of $1.72 billion.

As part of the acquisition, Ocwen would acquire a total of $203.7 billion of unpaid principal balance as of August 31, 2012, which would include:

●	$126.6 billion in mortgage servicing rights, including $21.7 billion in Freddie Mac loans, $42 billion in Ginnie Mae loans and $62.9 billion in private label securities.

●	Subservicing contracts amounting to $31 billion; and

●	Master servicing contracts amounting to $46 billion.

The consummation of the sale is subject to execution of a finalized asset purchase agreement and conditioned upon approval by the U.S. Bankruptcy Court.  Ocwen expects the purchase of the ResCap Assets to close during the first quarter of 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCWEN FINANCIAL CORPORATION

By:	/s/ John V. Britti
John V. Britti Executive Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)

DATE:                         October 25, 2012